As filed with the U.S. Securities and Exchange Commission on May 8, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Carlyle Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	6282	45-2832612
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1001 Pennsylvania Avenue, NW
Washington, D.C. 20004-2505
Telephone: (202) 729-5626
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey W. Ferguson
General Counsel
The Carlyle Group Inc.
1001 Pennsylvania Avenue, NW
Washington, D.C. 20004-2505
Telephone: (202) 729-5626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joshua Ford Bonnie
William R. Golden III
Simpson Thacher & Bartlett LLP
900 G Street N.W.
Washington, D.C. 20001-5332
Telephone: (202) 636-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to
Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, of Registrant’s Principal Executive Office	Phone Number
Carlyle Holdings I L.P.	Delaware	54-1686957	c/o The Carlyle Group Inc. 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004	(202) 729-5626
Carlyle Holdings II L.L.C.	Delaware	98-0339178	c/o The Carlyle Group Inc. 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004	(202) 729-5626
CG Subsidiary Holdings L.L.C.	Delaware	84-3709267	c/o The Carlyle Group Inc. 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004	(202) 729-5626
Carlyle Holdings III L.P.	Québec	98-1036608	c/o The Carlyle Group Inc. 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004	(202) 729-5626
PROSPECTUS
Common Stock, Preferred Stock, Depositary Shares, Debt Securities,
Warrants, Subscription Rights, Purchase Contracts, and Units

We and any selling securityholders identified in this prospectus or in supplements to this prospectus may from time to time offer and sell, in one or more series or classes, separately or together, the following securities:
•common stock;
•preferred stock;
•depositary shares;
•debt securities;
•warrants;
•subscription rights;
•purchase contracts; and
•units.
We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We also will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.
The securities may be offered on a delayed or continuous basis directly by us and/or selling securityholders, through agents, underwriters, or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “CG.” The last reported sale price of our common stock on the Nasdaq on May 7, 2026 was $49.01 per share.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the U.S. Securities and Exchange Commission. See “Risk Factors” on page 3.
None of the U.S. Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2026.
i
TABLE OF CONTENTS

Page

About This Prospectus ......................................................................................................................................	1

Carlyle ...............................................................................................................................................................	2

Risk Factors ......................................................................................................................................................	3

Forward-Looking Information ..........................................................................................................................	3

Guarantor Disclosures .......................................................................................................................................	4

Use of Proceeds .................................................................................................................................................	5

Selling Securityholders .....................................................................................................................................	5

Description of Capital Stock .............................................................................................................................	5

Description of Depositary Shares .....................................................................................................................	12

Description of Debt Securities and Guarantees ................................................................................................	14

Description of Warrants ....................................................................................................................................	17

Description of Subscription Rights ...................................................................................................................	18

Description of Purchase Contracts ....................................................................................................................	18

Description of Units ..........................................................................................................................................	19

Book-Entry; Delivery and Form; Global Securities .........................................................................................	19

Material U.S. Federal Income Tax Considerations ...........................................................................................	21

Plan of Distribution ...........................................................................................................................................	34

Legal Matters ....................................................................................................................................................	38

Experts ..............................................................................................................................................................	38

Where You Can Find More Information ..........................................................................................................	38

Information Incorporated By Reference ...........................................................................................................	38

Part II Information Not Required In Prospectus ...............................................................................................	II-1

Exhibit Index .....................................................................................................................................................	II-3

Signatures ..........................................................................................................................................................	II-7

Power Of Attorney ............................................................................................................................................	II-8

ABOUT THIS PROSPECTUS
We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement, or any applicable free writing prospectus.
We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus nor any distribution of the securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.
This prospectus is part of an automatic “shelf” registration statement that we filed with the U.S. Securities and
Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities
Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. By using this shelf registration process, we and/or any selling securityholders may sell any of our common stock, preferred stock, debt securities, depositary shares, subscription rights, units, and warrants to purchase debt or equity securities described in this prospectus, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we or any selling securityholders sell securities, we will if required provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or a free writing prospectus may also add to, update, or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with the information incorporated herein by reference.
Unless the context otherwise indicates, references in this prospectus to the terms “Company,” “Corporation,”
“we,” “us,” “our,” and “Carlyle” refer to The Carlyle Group Inc., a Delaware corporation, and its consolidated subsidiaries.
For investors outside the United States: Neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

CARLYLE
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit, and Carlyle AlpInvest. With $475 billion of assets under management as of March 31, 2026, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and invest. Carlyle employs more than
2,500 people in 28 offices across four continents.
For a description of our business, financial condition, results of operations, and other important information regarding Carlyle, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
The Carlyle Group L.P. was formed in Delaware on July 18, 2011. The Carlyle Group L.P. converted from a
Delaware limited partnership to a Delaware corporation named The Carlyle Group Inc. on January 1, 2020. Our principal executive offices are located at 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505 and our
telephone number is (202) 729-5626.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K, as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.
FORWARD-LOOKING INFORMATION
This prospectus may contain or incorporate by reference forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions and statements that are not historical facts, including our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, and our dividend policy. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,”
“predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors”
in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27,
2026, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto and in our other periodic filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

GUARANTOR DISCLOSURES
The debt securities described in this prospectus may be issued by (i) The Carlyle Group Inc. and/or one or more of the additional registrants as issuer or co-issuer and (ii) may or may not be fully and unconditionally guaranteed by
The Carlyle Group Inc., as parent guarantor, and/or one or more of the additional registrants, as subsidiary guarantor
(the additional registrants together with The Caryle Group Inc., the “Obligor Group”). Any guarantees will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that we or the additional registrants may offer, see the information under the headings “Description of Debt Securities and Guarantees” in this prospectus and as may be further described in an applicable prospectus supplement.
As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Obligor Group because the combined assets, liabilities, and results of operations of the Obligor
Group are not materially different than the corresponding amounts in our consolidated financial statements incorporated by reference into this prospectus, and management believes such summarized financial information would be repetitive and would not provide material information to investors beyond that which is already disclosed in our consolidated financial statements.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes. Further details relating to the use of net proceeds we receive from the offering of securities under this prospectus will be set forth in any prospectus supplement, where applicable.
We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC, which are incorporated into this prospectus by reference.
DESCRIPTION OF CAPITAL STOCK
The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and bylaws, copies of which have been filed by us with the SEC and are incorporated herein by reference, and applicable provisions of Delaware law. As used in this section, “we,” “us,” and “our” mean The Carlyle Group Inc., a Delaware corporation, but not any of its subsidiaries.
Our purpose is to engage directly or indirectly in any business activity that is approved by our Board of
Directors (“Board”) in its sole discretion and that lawfully may be conducted by a corporation organized pursuant to the Delaware General Corporation Law (the “DGCL”). Our authorized capital stock consists of
100,000,000,000 shares of common stock, par value $0.01 per share, and 1,000,000,000 shares of preferred stock, par value $0.01 per share. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Except as otherwise required by law or as expressly provided in our amended and restated certificate of incorporation, holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.
Holders of shares of our common stock are entitled to receive dividends when, as, and if declared by our Board out of funds legally available therefor, subject to applicable law and any contractual restrictions on the payment of dividends and to the rights of the holders of one or more outstanding series of our preferred stock.
Upon our liquidation, dissolution, or winding up and after payment in full of all amounts required to be paid to creditors, and subject to the rights of the holders of one or more outstanding series of preferred stock having liquidation preferences senior to or on parity with our common stock, the holders of shares of our common stock will be entitled to receive a pro rata portion of our remaining assets available for distribution.
The common stock will not be subject to further calls or assessments by us. Holders of shares of our common stock do not have preemptive, subscription, redemption, or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. The rights, powers, preferences, and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our Board to establish one or more series of preferred stock out of our authorized and unissued shares of preferred stock. Unless required by law or by any stock exchange, and subject to the terms of our amended and restated certificate of incorporation, any shares of preferred stock may be so designated and the rights, powers, and preferences thereof may be fixed as described below by our
Board, and such shares will be available for issuance, without further action by holders of our common stock. Our
Board is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations, or restrictions thereof, including, without limitation:
•the designation of the series;
•the number of shares of the series, which our Board may, except where otherwise provided in any preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease
(but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable on shares of such series;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs or other event;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible, and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series of our capital stock;
and
•the voting powers, if any, of the holders of the series.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of our common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock, or subordinating the rights of the common stock to distributions upon a liquidation, dissolution, or winding up or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. In either case, the corporation must also have sufficient lawfully available funds to pay the dividend. Declaration and payment of any dividend will be subject to the discretion of our Board.

Annual Stockholder Meetings
Our amended and restated certificate of incorporation and bylaws provide that annual stockholder meetings will be held at a date, time, and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law and determined by our Board, we may conduct meetings solely by means of remote communications, including by webcast.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Bylaws and Certain
Provisions of Delaware Law
Our amended and restated certificate of incorporation, bylaws, and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control, and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of us by means of a tender offer, a proxy contest, or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which would apply so long as the shares of common stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Our Board may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay, or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions, and employee benefit plans.
One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Board Declassification; Number of Directors
In accordance with our amended and restated certificate of incorporation, our Board is in the process of being declassified on a phased-in basis and will be fully declassified by the 2026 annual meeting of stockholders (the
“declassification date”). Directors elected at our 2024 and 2025 annual meeting of stockholders were each elected for a one-year term, and all director nominees at our 2026 annual meeting of stockholders will, if elected, serve for a one-year term. A director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation, or removal. Our amended and restated certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our Board.
Business Combinations
We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:
•prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66
2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on other than a pro rata basis with other stockholders).
Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly,
Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Removal of Directors; Vacancies; and Newly Created Directorships
Our amended and restated certificate of incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, for so long as the Board is classified, a classified director may be removed only for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Our amended and restated certificate of incorporation provides that, as of the declassification date, subject to the rights granted to one or more series of preferred stock then outstanding, a director may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. If, at the same meeting at which a director is so removed, the stockholders holding a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors nominate a replacement director, such nomination shall not be subject to the nomination procedures that otherwise apply and stockholders holding a majority in voting power of all outstanding shares of stock entitled to vote on the election of such director may vote to elect a replacement director. Subject to the foregoing, our amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Loss of Voting Rights
If at any time any person or group (other than our former general partner and its affiliates, a direct or indirect transferee of our former general partner or its affiliates (provided that, with respect to any indirect transferee, our
Board shall have provided such transferee with written notification that this limitation shall not apply) or a person or group that has acquired such stock with the prior approval of our Board or our former general partner) beneficially owns 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares our stock and such shares of stock may not be voted on any matter as to which the holders of such shares of stock may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent the holders of such shares of stock are entitled to any vote.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors up for election at each annual meeting.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our Board or stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes for which a meeting is proposed. The DGCL and our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
These provisions may have the effect of deterring, delaying, or discouraging hostile takeovers, or changes in control or management of the Company.
Director Nominations and Stockholder Proposals
Our amended and restated certificate of incorporation establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board or with respect to any directors elected by the holders of one or more series of our preferred stock. In order for any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information.
Generally, to be timely, a stockholder’s notice must be received at our principal office no later than the close of business on the 90th day, nor earlier than the closer of business on the than 120th day, prior to the first anniversary date of the immediately preceding annual meeting of stockholders. In addition, our amended and restated certificate of incorporation specifies requirements as to the form and content of a stockholder’s notice. Our amended and restated certificate of incorporation also allows our Board to adopt rules and regulations for the conduct of meetings of stockholders, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not permit our common stockholders to act by consent in writing, unless such action is consented to by our Board in writing or by electronic transmission.

The combination of the lack of cumulative voting and the loss of voting rights by any person or group that beneficially owns 20% or more of any class of our stock then outstanding (subject to certain exceptions) will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization, or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Subject to certain exceptions, pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, in certain circumstances. Among other things, either the stockholder bringing any such action must be a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock must have thereafter devolved by operation of law, and such stockholder must continuously hold shares through the resolution of such action. To bring such an action, the stockholder must otherwise comply with
Delaware law regarding derivative actions.
Exclusive Forum
Our amended and restated certificate of incorporation provides that, unless we consent otherwise in writing, any
(1) derivative action or proceeding brought on behalf of our Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, or employee of our Company to our Company or our
Company’s stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws (as either may be amended or restated), or (4) action asserting a claim governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. Any person who acquires an interest in any shares of capital stock of our Company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of (a) our former general partner, (b) any person who is or was a “tax matters partner” (as defined in the U.S. Internal Revenue Code of 1986, as amended, the
“Code” as in effect prior to 2018) or “partnership representative” (as defined in the Code), as applicable, officer, or director of Carlyle or our former general partner, (c) any officer or director of Carlyle or our former general partner who is or was serving at the request of Carlyle or our former general partner as an officer, director, employee, member, partner, “tax matters partner” (as defined in the Code as in effect prior to 2018), or “partnership representative” (as defined in the Code), as applicable, agent, fiduciary, or trustee of another person (subject to certain limitations), (d) any person who controls our former general partner, and (e) certain other persons designated by the Company (collectively, the “Indemnitees”), except with respect to any corporate opportunity expressly offered to any Indemnitee solely through their service to us or our subsidiaries. Our amended and restated certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. In addition, our amended and restated certificate of incorporation waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Our amended and restated certificate of incorporation also provides that the Indemnitees shall not be liable to us, any of our stockholders, or any other person who acquires an interest in any shares of capital stock of our Company by reason that such Indemnitee(s) pursues or acquires a business opportunity for itself, directs such opportunity to another person, does not communicate such opportunity or information to us or our subsidiaries or, to the fullest extent permitted by applicable law, uses information in the possession of us or our subsidiaries to acquire or operate a business opportunity.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and specified officers to corporations and their stockholders for monetary damages for breaches of their fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the Company or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
The effect of these provisions is to eliminate the rights of us and our stockholders, directly or through stockholders’
derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases, or derived an improper benefit from his or her actions as a director.
Our amended and restated certificate of incorporation generally provides that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL in actions, suits, or proceedings not commenced by them. We also are expressly authorized to carry directors and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification, and advancement provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
The transfer agent and registrar for common stock is Equiniti (EQ). The transfer agent and registrar’s address is
PO Box 500, Newark, NJ 07101, and its telephone number is (800) 468-9716.
Listing
Our common stock is listed on Nasdaq under the symbol “CG.”

DESCRIPTION OF DEPOSITARY SHARES
The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, our amended and restated certificate of incorporation, and the certificate of designation for the applicable series of preferred stock.
General
We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption, and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among Carlyle, the depositary, and the holders of the certificates evidencing depositary shares, or “depositary receipts.” Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar, and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
Dividends
The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by Carlyle for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with Carlyle) that it is not feasible to make such distribution, in which case the depositary may (with the approval of Carlyle) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.
Liquidation Preference
In the event of the liquidation, dissolution, or winding up of the affairs of Carlyle, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.
Redemption
If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting
Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares.
The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between Carlyle and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.
The deposit agreement will be permitted to be terminated by Carlyle upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution, or winding-up of Carlyle and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock, or (iii) each share of the related preferred stock shall have been converted into stock of Carlyle not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income, and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.
Neither the depositary nor Carlyle assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its gross negligence or willful misconduct. Neither the depositary nor Carlyle will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Carlyle and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Carlyle and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
In the event the depositary shall receive conflicting claims, requests, or instructions from any holders of depositary receipts, on the one hand, and Carlyle, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from Carlyle.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150 million.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may offer debt securities from time to time in as many distinct series as we may determine under one or more indentures, each to be entered into by (i) us and/or one or more of our subsidiaries as issuer or co-issuer and/or
(ii) us and/or one or more of our subsidiaries as guarantor (as defined below), a trustee, registrar, paying agent, and transfer agent and/or a collateral agent, as applicable. The debt securities of any series may have the benefit of guarantees (each, a “guarantee”) by us, as parent guarantor, and/or one or more of our subsidiaries (each, a
“subsidiary guarantor” and together with any parent guarantor, a “guarantor”). Unless otherwise expressly stated in the applicable prospectus supplement, the guarantees will be unsubordinated and unsecured obligations of the respective guarantors. If so indicated in the applicable prospectus supplement, the issuers may issue debt securities that are secured by specified collateral or that have the benefit of one or more guarantees that are secured by specified collateral.
The trustee, registrar, paying agent, transfer agent, collateral agent, calculation agent, and/or foreign currency agent, as applicable, shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, the issuer may issue both secured and unsecured debt securities and both unsubordinated and subordinated debt securities under the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture.
The terms of any series of debt securities and, if applicable, any guarantees of the debt securities of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture
Act”).

When we offer to sell a particular series of debt securities, we urge you to read the indenture, including any related supplemental indentures, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities, copies of which may be obtained in the manner described under “Where You Can Find More Information.”
For purposes of this section of this prospectus, references to “we,” “us,” and “our” are to The Carlyle Group
Inc. (parent company only) and not to any of its subsidiaries.
General
When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus, which may include, without limitation, the following:
•the title of the series;
•the maximum aggregate principal amount, if any, established for debt securities of the series;
•the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;
•whether the debt securities and, if applicable, any guarantees of such debt securities, will be subordinated to other indebtedness of the issuer and, if so, the terms and conditions upon which such debt securities will be subordinated;
•the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;
•the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;
•the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;
•the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a
Board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;
•our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;
•if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;
•if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;
•if other than U.S. dollars, the currency, currencies, or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;
•if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);
•if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;
•if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);
•if other than by a Board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;
•if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;
•any events of default applicable to any debt securities of the series and any right of the trustee or the holders of those debt securities to declare the principal amount thereof due and payable;
•any covenants applicable to the debt securities of the series;
•if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;
•whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;
•whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;
•if appropriate, a discussion of U.S. federal income tax consequences;
•the name and corporate trust office of the trustee;
•any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder);
•the CUSIP and/or ISIN number(s) of the debt securities of the series; and

•the law that will govern the indenture and the debt securities of the series.
DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.
A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:
•the title of the warrants;
•the aggregate number of warrants;
•the price or prices at which the warrants will be issued;
•the currencies in which the price or prices of the warrants may be payable;
•the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;
•if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;
•the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•any listing of warrants on any securities exchange;
•if appropriate, a discussion of U.S. federal income tax consequences; and
•any other material term of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time.
Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.
We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;
•the number of subscription rights issued to each stockholder;
•the amount of our equity or debt securities that may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures, and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, a specified principal amount of debt securities or a specified number of shares of common stock, shares of preferred stock, or depositary shares at a future date or dates. The consideration for the debt securities, common stock, preferred stock, or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, common stock, preferred stock, or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts, or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•the terms of the units and of any of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer, or exchange of the units; and
•whether the units will be issued in fully registered or global form.
BOOK-ENTRY; DELIVERY AND FORM; GLOBAL SECURITIES
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for
The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of securities represented by interests in a global security will not be entitled to receive their securities in fully registered certificated form.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking
Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve
System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and
non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of Beneficial Interests
Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC
(with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the security represented by the global security for all purposes under security and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated securities and will not be considered to be the owners or holders of any securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.
All payments on the securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.
We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee, or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.
Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of
DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the securities, DTC will exchange each global security for certificated securities, which it will distribute to its participants.
Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Global securities will be exchanged for securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:
(1)DTC notifies us that it is unwilling or unable to continue as depository for such global securities or if DTC ceases to be registered under the Exchange Act and we do not appoint a successor depository within 90 days;

(2)we determine in our discretion that such global securities will be exchangeable for certificated securities in registered form; or
(3)if applicable to the particular type of security, there shall have occurred and be continuing an event of default.
These certificated securities will be registered in the name or names as DTC instructs. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.
Euroclear and Clearstream
If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream
Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the
Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and
Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through
Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both
DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income and (where noted below) estate tax consequences of the purchase, ownership, and disposition of the debt securities and common and preferred stock as of the date hereof.
Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
•a dealer in securities or currencies;
•a financial institution;
•a regulated investment company;

•a real estate investment trust;
•a tax-exempt organization;
•an insurance company;
•a person holding the debt securities or common or preferred stock as part of a hedging, integrated, conversion, or constructive sale transaction or a straddle;
•a trader in securities that has elected the mark-to-market method of accounting for your securities;
•a person liable for alternative minimum tax;
•a partnership or other pass-through entity for U.S. federal income tax purposes;
•a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar;
•a “controlled foreign corporation”;
•a “passive foreign investment company”;
•a person required to accelerate the recognition of any item of gross income with respect to the debt securities or common or preferred stock as a result of such income being recognized on an applicable financial statement; or
•a United States expatriate.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings, and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below.
The discussion below assumes that all debt securities issued under this prospectus will be classified as our indebtedness for U.S. federal income tax purposes, and you should note that in the event of an alternative characterization, the tax consequences to you would differ from those discussed below. Accordingly, if we intend to treat a debt security as other than debt for U.S. federal income tax purposes, we will disclose the relevant tax considerations in the applicable prospectus supplement. We will summarize any special U.S. federal tax considerations relevant to a particular issue of the debt securities or common or preferred stock (for example, any convertible debt securities) in the applicable prospectus supplement. We will also summarize the material U.S.
federal income tax consequences, if any, applicable to any offering of depositary shares, warrants, subscription rights, purchase contracts, and units in the applicable prospectus supplement.
For the purposes of this summary, a “U.S. holder” means a beneficial owner of the debt securities or common or preferred stock that is, for U.S. federal income tax purposes, any of the following:
•an individual citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more
United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
A “non-U.S. holder” means a beneficial owner of the debt securities or common or preferred stock who is neither a United States holder nor a partnership for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities or common or preferred stock, you should consult your own tax advisors.
This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. If you are considering the purchase of the debt securities or common or preferred stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the debt securities or common or preferred stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.
Debt Securities
Consequences to U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of debt securities.
Payments of Interest
Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.
Original Issue Discount
If you own debt securities issued with original issue discount (“OID” and such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.
Additional OID rules applicable to debt securities that are denominated in or determined by reference to a currency other than the U.S. dollar (“foreign currency debt securities”) are described under “—Foreign Currency
Debt Securities” below. A debt security with an “issue price” that is less than its stated redemption price at maturity
(the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity.
The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public for cash. The term “qualified stated interest” means stated
interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:
•it is payable at least once per year;
•it is payable over the entire term of the debt security; and
•it is payable at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices.
We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, which is discount that is not OID because it is less than
0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.
Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated
maturity at our option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.
If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the
“constant yield method” described in the following paragraphs.
The amount of OID that you must include in income if you are the initial holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:
•the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over
•the aggregate of all qualified stated interest allocable to the accrual period.
OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest.
Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than certain exempt holders.
Debt securities that provide for a variable rate of interest and that meet certain other requirements (“floating rate debt securities”) are subject to special OID rules. In the case of an original issue discount debt security that is a floating rate debt security, the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:
•the interest on a floating rate debt security is based on more than one interest index; or
•the principal amount of the debt security is indexed in any manner.

The discussion above generally does not address debt securities providing for contingent payments. You should carefully examine the applicable prospectus supplement regarding the U.S. federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments.
You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated
interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated
interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.
Short-Term Debt Securities
In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. U.S. holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-
line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange, or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange, or retirement. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.
Market Discount
If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement, or other taxable disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of the payment or disposition.
In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.
Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. An election to accrue market discount on a current basis will apply to all debt instruments acquired with market discount that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service (“IRS”).
Acquisition Premium, Amortizable Bond Premium
If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.
If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on retirement or other disposition of the debt security.
Sale, Exchange, Retirement, or Other Taxable Disposition of Debt Securities
Upon the sale, exchange, retirement, or other taxable disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement, or other taxable disposition (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the debt security.
Your adjusted tax basis in a debt security will generally be your cost for that debt security, increased by OID, market discount, or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest.
Except as described above with respect to certain short-term debt securities or market discount, or with respect to gain or loss attributable to changes in exchange rates as discussed below with respect to foreign currency debt securities, any gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the debt security for more than one year. Long-term capital gains of non-
corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Foreign Currency Debt Securities
Payments of Interest. If you receive interest payments made in a foreign currency and you use the cash basis method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the spot rate of exchange
(the “spot rate”) in effect on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.
If you use the accrual method of accounting for U.S. federal income tax purposes, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods (or portions thereof) in such year during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on the last day of the accrual period (or the last day of the taxable year if the accrual period straddles your taxable year) or the date the interest payment is received if such date is within five business days of the end of the accrual period.
In addition, if you use the accrual method of accounting, upon receipt of an interest payment on a debt security
(including, upon the sale or other taxable disposition of a debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the
U.S. dollar value of the interest income you previously included in income with respect to such payment. Any such exchange gain or loss will generally be treated as U.S. source ordinary income or loss.

Original Issue Discount. OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale or other taxable disposition of a debt security, the receipt of proceeds that include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID
(determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed:
•first, as the receipt of any stated interest payments called for under the terms of the debt security,
•second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and
•third, as the receipt of principal.
Market Discount and Bond Premium. The amount of market discount includible in income with respect to a foreign currency debt security will generally be determined by translating the market discount (determined in the foreign currency) into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.
Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss will be realized with respect to such amortized premium based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.
Sale, Exchange, Retirement, or Other Taxable Disposition of Foreign Currency Debt Securities. Upon the sale, exchange, retirement, or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other taxable disposition
(less an amount equal to any accrued but unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your initial tax basis in a foreign currency debt security will generally be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your U.S. dollar cost will generally be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security, determined by translating the foreign currency at the spot rate at the time of such purchase. If your foreign currency debt security is sold, exchanged, retired, or otherwise disposed of for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of the sale, exchange, retirement, or other taxable disposition. If, however, you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market for U.S. federal income tax purposes, foreign currency paid or received will be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.
Except as described above with respect to certain short-term debt securities or market discount, and subject to the foreign currency rules discussed below, any gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a foreign currency debt security will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the foreign currency debt security for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange, retirement, or other taxable disposition of a foreign currency debt security will generally be treated as U.S. source gain or loss.

A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will generally be treated as U.S. source ordinary income or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined at the spot rate on the date of the sale, exchange, retirement or other taxable disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined at the spot rate on the date you purchased the foreign currency debt security (or, possibly, in the case of cash basis or electing accrual basis taxpayers, the settlement dates of such purchase and taxable disposition, if the foreign currency debt security is treated as traded on an established securities market for U.S. federal income tax purposes). The amount of exchange gain or loss realized on the disposition of the foreign currency debt security (with respect to both principal and accrued interest) will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.
Exchange Gain or Loss with Respect to Foreign Currency. Your tax basis in any foreign currency received as interest on a foreign currency debt security or on the sale, exchange, retirement, or other taxable disposition of a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Any gain or loss recognized by you on a sale, exchange, or other disposition of the foreign currency will generally be treated as U.S. source ordinary income or loss.
Dual Currency Debt Securities. If so specified in an applicable prospectus supplement relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency (such debt securities, “dual currency debt securities”). Applicable U.S. Treasury regulations generally (i) apply the principles contained in the regulations governing contingent debt instruments to dual currency debt securities in the “predominant currency” of the dual currency debt securities and (ii) apply the rules discussed above with respect to foreign currency debt securities with
OID for the translation of interest and principal into U.S. dollars. If you are considering the purchase of dual currency debt securities, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.
Reportable Transactions. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement, or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement, or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).
Consequences to Non-U.S. Holders
The following is a summary of the material U.S. federal income and estate tax consequences that will apply to you if you are a non-U.S. holder of debt securities.
U.S. Federal Withholding Tax
Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest on the debt securities (including OID) under the “portfolio interest rule,” provided that:
•interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;
•you are not a controlled foreign corporation that is related to us through stock ownership;
•you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;
•the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the U.S.
Treasury regulations; and
•either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your debt securities through certain foreign intermediaries and satisfy the certification requirements of applicable
U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.
If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or
•IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United
States (as discussed below under “—U.S. Federal Income Tax”).
The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, or other taxable disposition of a debt security.
U.S. Federal Income Tax
If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code.
In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. Any effectively connected interest will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied.
Subject to the discussion of backup withholding below, any gain realized on the sale, exchange, retirement or other taxable disposition of a debt security generally will not be subject to U.S. federal income tax unless:
•the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), in which case such gain will generally be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or
•you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

U.S. Federal Estate Tax
If you are an individual and are not a U.S. citizen or a resident of the United States (as specifically defined for
U.S. federal estate tax purposes), your estate will not be subject to U.S. federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you of interest on the debt securities (including OID), if received at such time, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—U.S. Federal Withholding Tax,”
without regard to the statement requirement described in the sixth bullet point of that section.
Information Reporting and Backup Withholding
U.S. Holders
In general, information reporting requirements will apply to payments of interest (including OID) and principal on a debt security and the proceeds from the sale or other disposition of a debt security paid to you, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the sixth bullet point under “Consequences to Non-U.S. Holders—U.S. Federal
Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S.
federal withholding tax may apply to any interest on the debt securities paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-
E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA
(which may alternatively be in the form of compliance with an intergovernmental agreement with the United States)
in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code)
which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the debt securities.
Common and Preferred Stock
Consequences to U.S. Holders
The U.S. federal income tax consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:
•the terms of the stock;
•any put or call option or redemption provisions with respect to the stock;
•any conversion or exchange feature with respect to the stock; and
•the price at which the stock is sold.
U.S. holders should carefully examine the applicable prospectus supplement regarding the material U.S. federal income tax consequences, if any, of the holding and disposition of our stock.
Consequences to Non-U.S. Holders
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common or preferred stock, the distribution generally will be treated as a dividend for U.S.
federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common or preferred stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common or preferred stock, the excess will be treated as gain from the disposition of our common or preferred stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock and Preferred Stock”).
Dividends paid to a non-U.S. holder of our common or preferred stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder of our common or preferred stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)
certifying under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common or preferred stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder of our common or preferred stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock and Preferred Stock
Subject to the discussion of backup withholding below, any gain realized on the sale or other disposition of our common or preferred stock generally will not be subject to U.S. federal income tax unless:
•the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-
U.S. holder);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other disposition in the same manner as if such holder were a United States person as defined under the Code. In addition, if a non-U.S. holder described in the first bullet point immediately above is a foreign corporation for U.S. federal income tax purposes, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.
An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat
30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.
We believe we are not and do not anticipate becoming a “United States real property holding corporation” for
U.S. federal income tax purposes.
Federal Estate Tax
Common or preferred stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Payors must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in other countries under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common or preferred stock within the United States or conducted through certain
U.S.-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a non-
U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United
States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S.
federal withholding tax may apply to any dividends on our common or preferred stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS
Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance)
with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the
United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either
(x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common or preferred stock.
Other Securities
If you are considering the purchase of depositary shares, warrants, subscription rights, purchase contracts, or units, you should carefully examine the applicable prospectus supplement regarding the material U.S. federal income tax consequences, if any, of the holding and disposition of such securities, including any tax considerations relating to the specific terms of such securities.

PLAN OF DISTRIBUTION
General
We and/or the selling securityholders, and their pledgees, donees, transferees, or other successors in interest, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:
•to or through underwriters or dealers;
•through agents;
•in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•directly to purchasers; or
•through a combination of any of these methods of sale or by any other legally available means.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts, and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•privately negotiated transactions.
We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out or hedge its short positions;
•sell securities short and redeliver such shares to close out or hedge our short positions;
•enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative, hedging, forward sale, option, or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
If indicated in an applicable prospectus supplement, we may sell shares of our common stock under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.
If applicable, a prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
•the terms of the offering;
•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•any delayed delivery arrangements;
•the terms of any subscription rights;
•any initial public offering price;
•any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us and/or the selling securityholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale, including in “at the market offerings”;
•at prices related to the prevailing market prices; or
•at negotiated prices.
Selling Securityholders
The selling securityholders, and their pledgees, donees, transferees, or other successors in interest, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered by a selling securityholder pursuant to a prospectus supplement remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.
In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative, and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible, or exercisable for our securities; under forward purchase contracts with trusts, investment companies, or other entities (which may, in turn,

distribute their own securities); through distribution to its members, partners, or shareholders; in exchange or over-
the-counter market transactions; and/or in private transactions.
Each of the selling securityholders also may resell all or a portion of our securities that the selling securityholder owns in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling securityholder meets the criteria and conforms to the requirements of Rule 144.
We will not receive any of the proceeds from the sale of securities by selling securityholders.
Underwriting Compensation
Any public offering price and any fees, discounts, commissions, concessions, or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents, or dealers and describe their fees, commissions, or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/
or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may
be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.
We and/or the selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling securityholders, and its compensation.
In connection with offerings made through underwriters or agents, we and/or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers
We and/or the selling securityholders may sell the offered securities to dealers as principals. We and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We and/or the selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.
Subscription Offerings
Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:
•whether common stock, preferred stock, depositary shares, or warrants for those securities will be offered under the stockholder subscription rights;
•the number of those securities or warrants that will be offered under the stockholder subscription rights;
•the period during which and the price at which the stockholder subscription rights will be exercisable;
•the number of stockholder subscription rights then outstanding;
•any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights;
and
•any other material terms of the stockholder subscription rights.
Indemnification; Other Relationships
We and/or the selling securityholders may agree to indemnify underwriters, dealers, agents, and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents, and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.
Market Making, Stabilization, and Other Transactions
Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the Nasdaq. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. Any underwriters to whom we and/or the selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. An investment vehicle composed of certain partners of Simpson Thacher & Bartlett LLP, members of their families, related parties, and others owns interests representing less than 1% of the capital commitments of certain investment funds advised by Carlyle.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement, or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement, or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://
www.sec.gov.
We are subject to the informational requirements of the Exchange Act, and are required to file reports and other information with the SEC. You may inspect them without charge at the SEC’s website. We intend to make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.
INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (File No. 001-35538):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 27, 2026 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 8, 2026;

•the description of our securities contained in Exhibit 4.21 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 27, 2026, including any amendment or report filed for the purpose of updating such description; and
•all other documents filed by us under sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated
otherwise therein).
Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from The
Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004. You also may contact us at (202) 729-5626 or visit our website at http://www.carlyle.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to invest in our securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.Other Expenses of Issuance and Distribution.
Set forth below are the fees and expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC Registration Fee ............................................................................................................................	$ *
Legal Fees and Expenses ......................................................................................................................	**
Printing and Engraving Expenses .........................................................................................................	**
Trustees’, Registrars and Transfer Agents’, and Depositories’ Fees and Expenses .............................	**
Accounting Fees and Expenses .............................................................................................................	**
Miscellaneous .......................................................................................................................................	**

Total ......................................................................................................................................................	$ **
__________________
*Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee relating to the securities that are registered and available for sale under this registration statement.
**These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these fees and expenses will be reflected in the applicable prospectus supplement.
Item 15.Indemnification of Directors and Officers.
Delaware
Corporations
Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the liability of its directors and officers for monetary damages to the corporation and its stockholders for breach of fiduciary duty. However, no provision may limit or eliminate the liability of a director or officer for:
•any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law by a director or officer;
•any unlawful payment of dividends or unlawful stock repurchase or redemption;
•any transaction from which the director or officer derived an improper personal benefit; or
•in the case of an officer, any action by or in the right of the corporation (including any derivative claim)
against the officer.
Our amended and restated certificate of incorporation provides for this limitation of liability for our directors.
Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is, or is threatened to be made, party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit,

or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
The amended and restated certificate of incorporation of Carlyle provides that the Corporation must indemnify its directors and officers to the fullest extent authorized by the DGCL, except in cases of bad faith, fraud or willful misconduct, and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the amended and restated certificate of incorporation or otherwise. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Corporation’s amended and restated certificate of incorporation, the Corporation’s bylaws, agreement or vote of stockholders or disinterested directors or otherwise.
The Corporation maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to itself with respect to indemnification payments that it may make to such directors and officers.
The Corporation is party to indemnification agreements with its directors and executive officers. These agreements require the Corporation to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Corporation, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.
In any underwriting agreement the Corporation enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, the
Corporation, its directors, its officers, and persons who control the Corporation within the meaning of the Securities
Act against certain liabilities.
Limited Liability Companies
Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.
The limited liability company agreements of Carlyle Holdings II L.L.C. (“Holdings II”) and CG Subsidiary
Holdings L.L.C. (“CG Subsidiary”) respectively provide that Holdings II and CG Subsidiary, as applicable, must indemnify its members and officers to the fullest extent permitted by applicable law for any loss, damage, or claim incurred, except in cases of bad faith or outside the scope of authority, and must also pay expenses incurred in defending any proceeding in advance of its final disposition upon receipt of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the applicable limited liability company agreement. Any indemnity shall be provided out of, and to the extent of, the applicable Holdings II or CG Subsidiary assets only.
In any underwriting agreement Holdings II or CG Subsidiary (each, a “Carlyle Entity”) enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, a Carlyle Entity, its directors, its officers, and persons who control the applicable Carlyle Entity within the meaning of the Securities Act against certain liabilities.
Limited Partnerships
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.
In any underwriting agreement Carlyle Holdings I L.P. (“Holdings I”) enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions,
Holdings I, its directors, its officers, and persons who control Holdings I within the meaning of the Securities Act against certain liabilities.
Québec
Limited Partnerships
The Civil Code of Québec provides that a partner of a Québec limited partnership is entitled to recover the amount of the disbursements it has made on behalf of the partnership and to be indemnified for the obligations it has contracted or the losses it has suffered in acting for the partnership if it was in good faith. No provision of the Civil
Code of Québec precludes a partnership from reimbursing its general partner for costs, charges and expenses actually incurred in the performance of its duties thereunder, including costs, charges expenses directly incurred for the benefit of Carlyle Holdings III L.P. (“Holdings III”) and costs incurred by the general partner in compensating its directors, officers, and employees. Such a provision would apply to costs of indemnification of directors, officers, and employees incurred by Carlyle Holdings III GP L.P., the sole member of Carlyle Holdings III GP Sub L.L.C., the general partner of Holdings III, with respect to the conduct of the business and activities of Holdings III.
In any underwriting agreement Holdings III enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Holdings III, its directors, its officers, and persons who control Holdings III within the meaning of the Securities Act against certain liabilities.
Item 16.Exhibits.
The Exhibit Index appearing before the signature pages below is incorporated herein by reference.
Item 17.Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act
of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)If the registrant is relying on Rule 430B,
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule
415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in
Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule
430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, if necessary (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)
that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the
SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement for Common Stock sold by Selling Stockholders.

1.2*	Other Forms of Underwriting Agreements.

3.1
Amended and Restated Certificate of Incorporation of The Carlyle Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 2, 2023).

3.2	Bylaws of The Carlyle Group Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 2, 2020).

4.1*	Form of Certificate for Preferred Stock of The Carlyle Group Inc.

4.2
The Senior Indenture, dated as of September 19, 2025 by and among The Carlyle Group, Inc., the other parties thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on
September 19, 2025).

4.3*	Form of Subordinated Indenture among The Carlyle Group Inc., the other parties thereto and the trustee.

4.4*	Form of Note issued under the Senior Indenture.

4.5*	Form of Note issued under the Subordinated Indenture.

4.6*	Warrant Agreement and Warrant Certificate.

4.7*	Deposit Agreement and Deposit Receipt.

4.8*	Subscription Rights Agreement and Subscription Rights Certificate.

5.1**	Opinion of Simpson Thacher & Bartlett LLP as to the legality of certain securities being issued.

5.2**	Opinion of Gowling WLG (Canada) LLP as to the legality of certain securities being issued.

22.1	Senior and Subordinated Notes, Issuers, and Guarantors (incorporated by reference to Exhibit 22 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2026).

23.1**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2**	Consent of Gowling WLG (Canada) LLP (included in Exhibit 5.2).

23.3**	Consent of Ernst & Young LLP.

24.1**	Power of Attorney (included in the signature pages of this Registration Statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Indenture of Exhibit 4.2.

25.2***	Statement of Eligibility on Form T-1 to act as trustee for the form of Indenture of Exhibit 4.3.

107**	Filing Fee Table.
__________________
*To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering.
**Filed herewith.
***To be filed as a 305B2 filing later if a trustee is to be named later.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on May 8, 2026.

THE CARLYLE GROUP INC.

By:	/s/ Justin V. Plouffe
Name: Justin V. Plouffe
Title: Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below authorizes Justin V. Plouffe and Jeffrey W. Ferguson as his or her
true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of The Carlyle Group Inc., and to file any amendments (including post effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his, or her substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated and on the 8th day of May, 2026.

Signature	Title

/s/ Harvey M. Schwartz	Chief Executive Officer and Director (principal executive officer)
Harvey M. Schwartz

/s/ Justin V. Plouffe	Chief Financial Officer (principal financial officer)
Justin V. Plouffe

/s/ William E. Conway, Jr	Co-Founder, Co-Chairman, and Director
William E. Conway, Jr.

/s/ David M. Rubenstein	Co-Founder, Co-Chairman, and Director
David M. Rubenstein

/s/ Daniel A. D’Aniello	Co-Founder, Chairman Emeritus, and Director
Daniel A. D’Aniello

/s/ Afsaneh M. Beschloss	Director
Afsaneh M. Beschloss

/s/ Sharda Cherwoo	Director
Sharda Cherwoo

/s/ Linda H. Filler	Director
Linda H. Filler

/s/ Lawton W. Fitt	Director
Lawton W. Fitt

/s/ James H. Hance, Jr.	Director
James H. Hance, Jr.

/s/ Mark S. Ordan	Director
Mark S. Ordan

/s/ Derica W. Rice	Director
Derica W. Rice

/s/ William J. Shaw	Director
William J. Shaw

/s/ Anthony Welters	Director
Anthony Welters

/s/ Charles E. Andrews, Jr.	Chief Accounting Officer (principal accounting officer)
Charles E. Andrews, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Carlyle Holdings I L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on May 8, 2026.

CARLYLE HOLDINGS I L.P.

By:	/s/ Justin V. Plouffe
Name: Justin V. Plouffe
Title: Managing Director
POWER OF ATTORNEY
Each person whose signature appears below authorizes Justin V. Plouffe and Jeffrey W. Ferguson as his or her
true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Carlyle Holdings I L.P., and to file any amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated and on the 8th day of May, 2026.

Signature	Title

/s/ Justin V. Plouffe	Managing Director (Principal Executive Officer and Principal Financial Officer)
Justin V. Plouffe

/s/ Charles E. Andrews, Jr.	Managing Director (Principal Accounting Officer)
Charles E. Andrews, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Carlyle Holdings II L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on May 8, 2026.

CARLYLE HOLDINGS II L.L.C.

By:	/s/ Justin V. Plouffe
Name: Justin V. Plouffe
Title: Managing Director
POWER OF ATTORNEY
Each person whose signature appears below authorizes Justin V. Plouffe and Jeffrey W. Ferguson as his or her
true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Carlyle Holdings II L.L.C., and to file any amendments (including post effective amendments)
to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated and on the 8th day of May, 2026.

Signature	Title

/s/ Justin V. Plouffe	Managing Director (Principal Executive Officer and Principal Financial Officer)
Justin V. Plouffe

/s/ Charles E. Andrews, Jr.	Managing Director (Principal Accounting Officer)
Charles E. Andrews, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, CG Subsidiary Holdings L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on May 8, 2026.

CG SUBSIDIARY HOLDINGS L.L.C.

By:	/s/ Justin V. Plouffe
Name: Justin V. Plouffe
Title: Managing Director
POWER OF ATTORNEY
Each person whose signature appears below authorizes Justin V. Plouffe and Jeffrey W. Ferguson as his or her
true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of CG Subsidiary Holdings L.L.C., and to file any amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated and on the 8th day of May, 2026.

Signature	Title

/s/ Justin V. Plouffe	Managing Director (Principal Executive Officer and Principal Financial Officer)
Justin V. Plouffe

/s/ Charles E. Andrews, Jr.	Managing Director (Principal Accounting Officer)
Charles E. Andrews, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Carlyle Holdings III L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on May 8, 2026.

CARLYLE HOLDINGS III L.P.

By:	/s/ Justin V. Plouffe
Name: Justin V. Plouffe
Title: Managing Director
POWER OF ATTORNEY
Each person whose signature appears below authorizes Justin V. Plouffe and Jeffrey W. Ferguson as his or her
true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Carlyle Holdings III L.P., and to file any amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated and on the 8th day of May, 2026.

Signature	Title

/s/ Justin V. Plouffe	Managing Director (Principal Executive Officer and Principal Financial Officer)
Justin V. Plouffe

/s/ Charles E. Andrews, Jr.	Managing Director (Principal Accounting Officer)
Charles E. Andrews, Jr.